Exhibit 4.3
REGISTRATION RIGHTS AGREEMENT
Dated October 5, 2005
among
Baxter Finco B.V.,
as Issuer
Baxter International Inc.,
as Guarantor
and
the Purchasers set forth on Schedule A
$500,000,000
4.750% Notes Due 2010

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of October 5, 2005, among Baxter Finco B.V., a private company with limited liability organized under the laws of The Netherlands (the “Issuer”), Baxter International Inc., the Issuer’s indirect parent company and a Delaware corporation (the “Guarantor”), and the parties referred to in Schedule A hereto (the “Purchasers”).
     This Agreement is made pursuant to the Purchase Agreement, dated September 28, 2005, by and among the Issuer, the Guarantor and the Purchasers (the “Purchase Agreement”), which provides for the sale by the Issuer, to the Purchasers of $500,000,000 aggregate principal amount of the Issuer’s 4.750% Notes due 2010 (the “Securities”). The Issuer’s obligations under the Securities will be unconditionally and irrevocably guaranteed (the “Guarantee”) by the Guarantor as set forth in the Indenture (as defined below). In order to induce the Purchasers to enter into the Purchase Agreement, the Issuer and the Guarantor have agreed to provide to the Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions.
     As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “1933 Act” shall mean the Securities Act of 1933, as amended from time to time.
     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Business Day” shall have the meaning set forth in the Indenture.
     “Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.
     “Exchange Guarantee” shall mean the guarantee by the Guarantor of the Issuer’s obligations under the Exchange Securities containing terms identical in all material respects to the Guarantee.
     “Exchange Offer” shall mean the exchange offer by the Issuer and the Guarantor of Exchange Securities and the Exchange Guarantee for Registrable Securities and the Registrable Guarantee.
     “Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Exchange Securities” shall mean securities issued by the Issuer under the Indenture containing terms identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from October 5, 2005, and (ii) the Exchange Securities will not contain restrictions on transfer) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.
     “Guarantee” shall have the meaning set forth in the preamble to this Agreement.
     “Guarantor” shall have the meaning set forth in the preamble to this Agreement.
     “Holder” shall mean each of the Purchasers, for so long as it owns any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).
     “Indenture” shall mean the Indenture relating to the Securities dated as October 5, 2005 by and among the Issuer, the Guarantor and J.P. Morgan Trust Company, National Association, as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of October 5, 2005, among the Issuer, the Guarantor and the Trustee.
     “Issuer” shall have the meaning set forth in the preamble to this Agreement and shall also include the Issuer’s successors.
     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or the Guarantor or any of their affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Purchasers or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.
     “Person” shall mean an individual, partnership (general or limited), limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and the Registrable Guarantee covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

     “Purchase Agreement” shall have the meaning set forth in the preamble to this Agreement.
     “Purchasers” shall have the meaning set forth in the preamble to this Agreement.
     “Registrable Guarantee” shall mean the Guarantee in respect of the Registrable Securities.
     “Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) when such Securities have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such Securities shall have ceased to be outstanding.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuer and the Guarantor with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the reasonable fees and disbursements of counsel for the Issuer and the Guarantor and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Issuer and the Guarantor, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Issuer and the Guarantor that covers any of the Exchange Securities and the Exchange Guarantee or any Registrable Securities and the Registrable Guarantee pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “SEC” shall mean the Securities and Exchange Commission or any successor agency or governmental body.

     “Securities” shall have the meaning set forth in the preamble to this Agreement.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer and Guarantor pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities and the Registrable Guarantee (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Trustee” shall mean J.P. Morgan Trust Company, National Association or any successor trustee with respect to the Securities under the Indenture.
     “Underwriter” shall have the meaning set forth in Section 3 hereof.
     “Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.
     2. Registration Under the 1933 Act.
     (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Issuer and the Guarantor shall use their reasonable best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Issuer and the Guarantor to the Holders to exchange all of the Registrable Securities together with the Registrable Guarantee for Exchange Securities together with the Exchange Guarantee, to have such Registration Statement declared effective by the SEC within 240 days after the Closing Date, and to have such Registration Statement remain effective until six months following the closing of the Exchange Offer. The Issuer and the Guarantor shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and shall use their reasonable best efforts to have the Exchange Offer consummated within 270 days after the Closing Date. The Issuer and the Guarantor shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:
     (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered will be accepted for exchange;
     (ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days, or longer if required by applicable law, after the effective date of the Exchange Offer Registration Statement) (the “Exchange Dates”);

     (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;
     (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and
     (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged.
     As soon as practicable after the last Exchange Date, the Issuer and the Guarantor shall:
     (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer;
     (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuer or the Guarantor and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder; and
     (iii) deliver, or cause to be delivered, to the Trustee the Exchange Guarantee duly executed by the Guarantor.
     The Issuer and the Guarantor shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Issuer and the Guarantor shall inform the Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer. Each Holder participating in the Exchange Offer shall be required to represent to the Issuer and the Guarantor that, at the time of the consummation of the Exchange Offer:
     (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business;

     (ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the 1933 Act; and
     (iii) such Holder is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Issuer or the Guarantor.
     (b) In the event that (i) the Issuer and the Guarantor reasonably determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because of any change in law, SEC rules or regulations or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated within 270 days following the Closing Date, (iii) any Purchaser requests registration with respect to Registrable Securities that are not eligible to be exchanged in the Exchange Offer and that are held by it following the Exchange Offer, (iv) any Holder of the Registrable Securities (other than an Purchaser) is not eligible to participate in the Exchange Offer or (v) in the case of any Purchaser that participates in the Exchange Offer or acquires Exchange Securities, such Purchaser does not receive freely tradeable Exchange Securities in exchange for Registrable Securities constituting any portion of an unsold allotment, then, in the case of any of clauses (i) through (v) above, the Issuer and the Guarantor shall cause to be filed as soon as practicable after required or requested, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities together with the Registrable Guarantee (but in no event more than 90 days after required or requested pursuant to any of the above circumstances) and to use their reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC within 240 days after required or requested pursuant to any of the above circumstances. In the event the Issuer and the Guarantor are required to file a Shelf Registration Statement solely as a result of the matters referred to in clauses (iii) to (v) of the preceding sentence, the Issuer and the Guarantor shall use their reasonable best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Purchasers after completion of the Exchange Offer. The Issuer and the Guarantor agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of two years from the date the Shelf Registration Statement is declared effective and such time as all of the Registrable Securities covered by the Shelf Registration Statement have been sold under the Shelf Registration Statement. The Issuer and the Guarantor further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Issuer and the Guarantor for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Issuer and the

Guarantor agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.
     (c) The Issuer and the Guarantor shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
     (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it is deemed automatically effective upon filing with the SEC or it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.
     (e) In the event that:
     (i) the Exchange Offer Registration Statement is not declared effective by the SEC within 240 days after the Closing Date, or
     (ii) the Exchange Offer is not consummated within 270 days after the Closing Date, or
     (iii) a Shelf Registration Statement is automatically effective or declared effective by the SEC and at any time prior to the earlier of two years from the date the Shelf Registration Statement is automatically effective or declared effective and such time as all the Registrable Securities covered by the Shelf Registration Statement have been disposed of under the Shelf Registration Statement, the Shelf Registration Statement ceases to be effective, or fails to be usable for its intended purpose without being succeeded within two Business Days by a post-effective amendment which cures the failure and that is itself immediately declared effective; (each of the events referred to in clauses (i) through (iii) above being hereinafter called a “Registration Default”), then additional interest (“Additional Interest”) will accrue on the Registrable Securities in addition to the per annum interest rate borne by the Registrable Securities, from and including the date on which any such Registration Default shall occur to, but excluding, the date on which the registration default has been cured, at the rate of one-quarter of one percent (0.25%) per annum, plus an additional one-quarter of one percent (0.25%) per annum from and during any period in which the Registration Default has continued for more than 90 days, up to a maximum rate of one-half of one percent (0.50%) per annum.

In no event will the Additional Interest on the Registrable Securities exceed one-half of one percent (0.50%) per annum.
     (f) Without limiting the remedies available to the Purchasers and the Holders, the Issuer and the Guarantor acknowledge that any failure by the Issuer or the Guarantor to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer and the Guarantor’s obligations under Section 2(a) and Section 2(b) hereof.
     3. Registration Procedures.
     In connection with the obligations of the Issuer and the Guarantor with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Issuer and the Guarantor shall as expeditiously as reasonably practicable:
     (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Issuer and the Guarantor, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;
     (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;
     (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Issuer and the Guarantor consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;
     (d) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Issuer and the Guarantor shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject themselves to taxation in any such jurisdiction if they are not so subject;
     (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuer or the Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Issuer or the Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Issuer or the Guarantor that a post-effective amendment to a Registration Statement would be appropriate;
     (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;
     (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);
     (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;
     (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer and the Guarantor agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Issuer and the Guarantor have amended or supplemented the Prospectus to correct such misstatement or omission;
     (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Issuer and the Guarantor as shall be reasonably requested by the Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall object;
     (k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;
     (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or

Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
     (m) in the case of a Shelf Registration, subject to the execution and delivery to the Issuer and the Guarantor of any customary confidentiality agreements the Issuer or the Guarantor may reasonably request, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Issuer and the Guarantor, and cause the respective officers, directors and employees of the Issuer and the Guarantor to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;
     (n) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Issuer and the Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;
     (o) use their reasonable best efforts to cause the Exchange Securities or Registrable Securities, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);
     (p) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuer and the Guarantor have received notification of the matters to be incorporated in such filing; and
     (q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, to the extent possible, (i) make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Issuer and the Guarantor and their respective subsidiaries, the Registration Statement, the Prospectus and documents incorporated by reference or deemed incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Issuer and the Guarantor (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “cold comfort” letters from the independent certified public accountants of the Issuer and the Guarantor (and, if necessary, any other certified public accountant of any subsidiary of the Issuer or the Guarantor, or of any business acquired by the Issuer or the Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuer and the Guarantor made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.
     In the case of a Shelf Registration Statement, the Issuer and the Guarantor may require each Holder of Registrable Securities to furnish to the Issuer and the Guarantor such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Issuer and the Guarantor may from time to time reasonably request in writing.
     In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuer and the Guarantor of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Issuer and the Guarantor, such Holder will deliver to the Issuer and the Guarantor (at their expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Issuer and the Guarantor shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Issuer and the Guarantor shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Issuer and the Guarantor may give any such notice only twice during any 365– day period and any such suspensions may not exceed 30 days for each suspension and there may not be more than two suspensions in effect during any 365–day period.
     The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering.

     4. Participation of Broker-Dealers in Exchange Offer.
     (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities. The Issuer and the Guarantor understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.
     (b) In light of the above, notwithstanding the other provisions of this Agreement, the Issuer and the Guarantor agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:
     (i) the Issuer and the Guarantor shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Issuer and the Guarantor to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and
     (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Issuer or the Guarantor by the Purchasers or with the reasonable request in writing to the Issuer and the Guarantor by one or more broker-dealers who certify to the Purchasers and the Issuer and the Guarantor in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Issuer and the Guarantor shall be obligated (x) to pay the fees and expenses of only one counsel representing the Participating

Broker-Dealers, which shall be counsel to the Purchasers unless such counsel elects not to so act and (y) to cause to be delivered only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.
     (c) The Purchasers shall have no liability to the Issuer or the Guarantor or any Holder with respect to any request that it may make pursuant to Section 4(b) above.
     5. Indemnification and Contribution.
     (a) The Issuer and the Guarantor, jointly and severally, agree to indemnify and hold harmless the Purchasers, each Holder and each Person, if any, who controls any Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Purchaser, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Issuer or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Purchasers or any Holder furnished to the Issuer or the Guarantor in writing by the Purchasers or any selling Holder expressly for use therein, provided, further, that the Issuer or the Guarantor shall not be liable to any such Holder, Participating Broker-Dealer or controlling person, with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense of any Holder, Participating Broker-Dealer or controlling person results from the fact that such Holder or Participating Broker-Dealer sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented if the Issuer or the Guarantor had previously furnished copies thereof to such Holder or Participating Broker-Dealer and the loss, liability, claim, damage or expense of such Holder, Participating Broker-Dealer or controlling person results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the final Prospectus. Any amounts advanced by the Issuer or the Guarantor to an indemnified party pursuant to this Section 5 as a result of such losses shall be returned to the Issuer or the Guarantor if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Issuer or the Guarantor. In connection with any Underwritten Offering permitted by Section 3, the Issuer and the Guarantor will also indemnify, jointly and severally, the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantor, the Purchasers and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Issuer or the Guarantor, any Purchaser and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Issuer and the Guarantor to the Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Issuer or the Guarantor in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 5. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Purchasers and all Persons, if any, who control any Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Issuer and the Guarantor, their directors, their officers who sign the Registration Statement and each Person, if any, who controls the Issuer or the Guarantor within the meaning of either such Section and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Purchasers and Persons who control the Purchasers, such firm shall be designated in writing by Deutsche Bank Securities Inc. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Issuer and the Guarantor. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer and the Guarantor, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantor or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

     (e) The Issuer and the Guarantor and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchasers, any Holder or any Person controlling any Purchaser or any Holder, or by or on behalf of the Issuer and the Guarantor, their officers or directors or any Person controlling the Issuer or the Guarantor, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.
     6. Miscellaneous.
     (a) Rule 144 and Rule 144A. For so long as the Guarantor is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Guarantor covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Guarantor ceases to be so required to file such reports, the Guarantor covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Guarantor will deliver to such Holder a written statement as to whether it has complied with such requirements. The Issuer agrees to comply with the information obligations set forth above to the extent that it is required by applicable law or regulations.

     (b) No Inconsistent Agreements. Neither the Issuer nor the Guarantor have entered into, and on or after the date of this Agreement will enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer or the Guarantor’s other issued and outstanding securities under any such agreements.
     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer and the Guarantor have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.
     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer or the Guarantor by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Issuer or the Guarantor, initially at such party’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.
     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Purchasers (in their capacity as Purchasers) shall have no liability or obligation to the Issuer or the Guarantor with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
     (f) Purchases and Sales of Securities. The Issuer and the Guarantor shall not, and shall use their reasonable best efforts to cause their affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.
     (g) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Guarantor, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
     (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (j) Waiver of Immunities. To the extent that the Issuer or the Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Issuer and the Guarantor hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.
     (k) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARDS TO PRINCIPLES OF CONFLICTS OF LAW.
     (l) Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.
     (i) The Issuer and the Guarantor irrevocably consent and agree, for the benefit of the Holders from time to time of the Securities and the Guarantee, the Purchasers and the other persons referred to in Section 6(g) that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York located in The City of New York and the courts of the United States located in The City of New York and, until all amounts due and to become due in respect of the Securities and the Guarantee have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consent and submit to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.
     (ii) The Issuer and the Guarantor hereby irrevocably designate, appoint, and empower CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Issuer or the Guarantor in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Issuer and the Guarantor agree to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 6(l) reasonably satisfactory to each of the Representatives. The Issuer and the Guarantor further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Issuer and the Guarantor by serving a copy thereof upon the relevant agent for service of process referred to in this Section 6(l) (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Issuer or the Guarantor at its respective address specified in or designated pursuant to this Agreement. The Issuer and the Guarantor agree that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Securities and the Guarantee, the Purchasers and the other persons referred to in Section 6(g) to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Issuer or the Guarantor or bring actions, suits or proceedings against the Issuer or the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Issuer and the Guarantor hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts of the State of New York located in The City of New York or the courts of the United States located in The City of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     (iii) The provisions of this Section 6(l) shall survive any termination of this Agreement, in whole or in part.
     (m) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BAXTER FINCO B.V.
By:
Name:
Title:

BAXTER INTERNATIONAL INC.
By:
Name:
Title:

The foregoing Agreement
     is hereby confirmed and accepted
     as of the date first above written.
DEUTSCHE BANK SECURITIES INC.
ABN AMRO INCORPORATED
BNP PARIBAS SECURITIES CORP.
WACHOVIA CAPITAL MARKETS, LLC
By: Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
Name:
Title:
Signature Page to Registration Rights Agreement

SCHEDULE A

Purchasers
Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

ABN AMRO Incorporated

BNP Paribas Securities Corp.

Wachovia Capital Markets, LLC